Exhibit 24.1

POWERS OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Waters and Robert Klein, jointly and severally, his or her attorney-in-fact and agent, each with the power of substitution and resubstitution, for him or her and in his or her name, place of stead, in any and all capacities, to sign any amendments to this Registration Statement together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully as he or she might or could do in person, and ratifying and confirming all that the attorney-in-fact and agents, or his or her substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


    SIGNATURE                           TITLE
--------------------                    ----------------------

/s/ Conrad Beckerman
    ----------------
    Conrad Beckerman                    President and Director


/s/ Robert Klein
    ------------
    Robert Klein                        Secretary and Director


/s/ Robert Waters
    -------------
    Robert Waters                       Director